UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

(RULE 14C-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-5(d) (1))

[ ]	Definitive Information Statement

THE 4 LESS GROUP INC.

(Name of Registrant as Specified In Its Charter)

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[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Not Applicable
	(2)	Aggregate number of securities to which transaction applies: Not Applicable
(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):    Not Applicable

	(4)	Proposed maximum aggregate value of transaction: Not Applicable
	(5)	Total fee paid: Not Applicable

[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by the Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing:

	(1)	Amount Previously Paid: Not Applicable
	(2)	Form, Schedule or Registration Statement No.: Not Applicable
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	(4)	Date Filed: Not Applicable

THE 4 LESS GROUP INC.

106 W. Mayflower

Las Vegas, Nevada 89030

______________, 2020

Dear Stockholder:

This Information Statement is furnished to holders of shares of common stock, par value $0.00001 per share (the “Common Stock”), of The 4 Less Group, Inc. (the “Company”). Our Board of Directors (the “Board”) approved on April 20, 2020, and recommended the approval by our stockholders, of the following corporate actions (“Corporate Actions”):

1.	To approve the decrease in authorized share capital to 1,000,000,000 shares of common stock, par value $0.000001 (the “Common stock”) (the “Common Stock Authorized Share Capital Decrease”).

Certain of our stockholders, holding a majority of our voting power on April 20, 2020 (the “Record Date”), approved the Corporate Actions by written consent in lieu of a special meeting of stockholders.

As a matter of regulatory compliance, we are sending to you this Information Statement which describes the purpose and provisions of the contemplated Corporate Actions.

For the Board of Directors of

THE 4 LESS GROUP INC.

By:  /s/ Timothy Armes

Timothy Armes

CEO and Director

THE 4 LESS GROUP INC

106 W. Mayflower

Las Vegas, Nevada 89030

_____________, 2020

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934 AND RULE 14C-2 THEREUNDER

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS

REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL

We are sending you this Information Statement to inform you of the adoption of the Corporate Actions and the amendment to the Company’s Articles of Incorporation (the “Amendment”), on April 20, 2020, by a vote of stockholders holding a majority of the Company’s voting power. The purpose of this Information Statement is to provide notice that the Company’s majority stockholders, representing 60.3% of the voting power of the Company as of the Record Date, executed a written consent authorizing and approving the following corporate actions (the “Corporate Actions”):

1.         The Common Stock Authorized Share Capital Decrease.

The Certificate of Amendment to the Company’s Articles of Incorporation for the Corporate Actions is attached hereto, in similar form and substance, as Exhibit A.

The adoption of the foregoing Corporate Actions will become effective 20 calendar days after the mailing of this Information Statement. The Board of Directors is not soliciting your proxy in connection with the adoption of these Corporate Actions and proxies are not being requested from stockholders.

The Company is distributing this Information Statement to its stockholders in full satisfaction of any notice requirements it may have under the Nevada Revised Statutes. No additional action will be undertaken by the Company with respect to the receipt of written consents, and no dissenters’ rights with respect to the receipt of the written consents, and no dissenters’ rights under the Nevada Revised Statutes are afforded to the Company’s stockholders as a result of the adoption of this Corporate Actions.

Expenses in connection with the distribution of this Information Statement, will be paid by the Company.

This Information Statement is being mailed on or about __________________, 2020 to all Stockholders of record as of the Record Date.

VOTE REQUIRED, MANNER OF APPROVAL

Approval to amend and restate the current Articles of Incorporation of the Company under the Nevada Revised Statutes (“NRS”) requires the affirmative vote of the holders of a majority of the voting power of the Company.

Section 78.320 of the NRS provides, in substance, that, unless the Company’s Articles of Incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding voting stock holding not less than the minimum number of votes that would be necessary to approve such action at a stockholders meeting. Under the applicable provisions of the NRS, this action is effective when written consents from holders of record of a majority of the outstanding voting power are executed and delivered to the Company.

In accordance with the NRS, the affirmative vote on the Corporate Actions of at least a majority of the outstanding voting power has been obtained. As a result, no vote or proxy is required by the stockholders to approve the Corporate Actions.

Under Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Act”), the Corporate Actions cannot take effect prior to the filing of a Certificate of Amendment with the Nevada Secretary of State approximately twenty (20) days after the Mailing Date, which is anticipated to be on or about _______, 2020.

OTHER INFORMATION REGARDING THE COMPANY

As of the record date, there were 564,764 shares of our Common Stock issued and outstanding, 20,000 shares of the Series B Preferred Stock issued and outstanding, which in aggregate having voting rights equal to 66.7% of all voting rights available at the time of a shareholder vote, 7,000 shares of the Series C Preferred Stock issued and outstanding, which hold no voting rights, and 870 shares of the Series D Preferred Shares issued and outstanding, which hold no voting rights. For the approval of the Corporate Actions, the Company received written consents from 2 stockholders of the Company together holding 60.3% of the voting power of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of the Company’s stock owned beneficially as of the Record Date by: (i) each person (including any group) known by the Company to own more than five percent (5%) of any class of its voting securities, (ii) each of the Company’s directors and each of its named executive officers, and (iii) officers and directors as a group. Unless otherwise indicated, the stockholders listed possess sole voting and investment power with respect to the shares shown.

For purposes of this table, a person is deemed to be the beneficial owner of any shares of Common Stock (i) over which the person has or shares, directly or indirectly, voting or investment power, or (ii) of which the person has a right to acquire beneficial ownership at any time within 60 days after the Record Date.  “Voting power” is the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.

Name	Shares of Stock Beneficially Owned	Percent of Class	Voting Rights	Total Voting %
Common Stock
Christopher Davenport (1)	0	—	—	—
Timothy Armes (2)	2	—	—	—

All beneficial owners as a group (2 persons)	2	—	—	—

Series B Preferred Stock (3)
Christopher Davenport (1)	17,100	85.5%	57.0%	57.0%
Timothy Armes (2)	1,000	5.0%	3.3%	3.3%

All beneficial owners as a group (2 persons)	18,100	90.0%	60.3%	60.3%
Total Voting Rights of Beneficial Owners				60.3%

Notes

(1)	Christopher Davenport is the President of Auto Parts 4Less, Inc., a wholly-owned subsidiary of the Company.

(2)	Timothy Armes is the CEO and sole Director of the Company.

(3)

Holders of the Series B Preferred Stock are entitled to vote on all shareholder matters and all of the issued shares of the Series B Preferred Stock in their entirety shall have voting rights equal to 66.7% of the total voting rights available at the time of any shareholder vote.

PROPOSAL NUMBER ONE

APPROVAL OF COMMON STOCK AUTHORIZED SHARE CAPITAL DECREASE

The Board of Directors believes that the Common Stock Authorized Share Capital Decrease would enable the Company to limit dilution and costs. The Board of Directors has determined that it is therefore in the best interest of the Company to decrease the authorized number of common shares in order to meet the obligations of the Company.

PLANS, PROPOSALS, OR ARRANGEMENTS TO ISSUE NEWLY AVAILABLE SHARES OF COMMON STOCK

Other than as stated in the above, at the present time, the Board has not made any specific plan with respect to the shares of Common Stock that will be available for issuance after the Common Stock Authorized Share Capital Decrease.

AMENDED CERTIFICATE OF INCORPORATION

Upon the effectiveness and on the date that is twenty (20) days following the mailing of this Information Statement, the Board of Directors shall have the Company’s Amendment to the Certificate of Incorporation filed with the State of Nevada in order to effect the Authorized Share Capital Decrease.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

CORPORATION ACTIONS AND EFFECTIVE TIME

The Corporate Actions will become effective on the date that we file the Certificate of Amendment with the Secretary of State of the State of Nevada. We intend to file the Amendment to the Certificate of Incorporation of the Company (the “Amendment”) with the Secretary of State of the State of Nevada promptly after the twentieth (20th) day following the date on which this Information Statement is mailed to the Stockholders.

INTEREST OF CERTAIN PERSONS IN OR IN OPPOSITION TO THE MATTERS TO BE ACTED UPON

No director, executive officer, associate of any officer or director or executive officer, or any other person has any interest, direct or indirect, by security holdings or otherwise, in the amendment to the Certificate of Incorporation referenced herein which is not shared by the majority of the stockholders.

OTHER MATTERS

If you and others who share your mailing address own Common Stock in street name, meaning through bank or brokerage accounts, you may have received a notice that your household will receive only one annual report and proxy statement from each company whose stock is held in such accounts. This practice, known as “householding” is designed to reduce the volume of duplicate information and reduce printing and postage costs. Unless you responded that you did not want to participate in householding, you were deemed to have consented to it, and a single copy of this Information Statement has been sent to your address. Each stockholder will continue to receive a separate notice.

If you would like to receive an individual copy of this Information Statement, we will promptly send a copy to you upon request by mail to the Company at 106 W. Mayflower, Las Vegas, Nevada 89030, or by calling (702) 267-6100. This document is also available in digital form for download or review by visiting the website of the Securities and Exchange Commission at www.sec.gov.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the requirements thereof, file reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). Copies of these reports, proxy statements and other information can be obtained at the SEC’s public reference facilities at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C., 20549. Additionally, these filings may be viewed at the SEC’s website at http://www.sec.gov.

The following documents as filed with the Commission by the Company are incorporated herein by reference:

1.	Quarterly Report on Form 10-Q for the quarter ended October 31, 2019; and

2.	Annual Report on Form 10-K for the year ended January 31, 2019.

SIGNATURE

Pursuant to the requirements of the Exchange Act of 1934, as amended, the Registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

BY ORDER OF THE BOARD OF DIRECTORS

THE 4 LESS GROUP INC.

By: /s/Timothy Armes
Timothy Armes CEO and Director

EXHIBIT A

Certificate of Amendment to Articles of Incorporation for Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390- After Issuance of Stock)

1.	Name of Corporation: The 4 Less Group, Inc.

2.	The Articles have been amended as follows:

a.	The Articles of Incorporation of The 4 Less Group, Inc., are amended as follows:

ARTICLE IV: The number of shares of Common Stock authorized by the Corporation shall be 1,000,000,000 common shares, par value $0.000001 per share.